Exhibit 10.9

RIDER SPORTSFASHION Limited

Agency Agreement

Party A: RIDER SPORTSFASHION.Limited (hereinafter referred to as “Party A”)

Authorised Representative: Jin Guangwei

Title: Regional Sales Mangager

Address: Room 509, Building C, Junfeng Huating, No., 69, Beichen West Road, Chaoyang District, Beijing

Tel.: 010-58772071

Postal code: 100029

Party B: Wuchang Longqi Bicycle Operation Department, Wuhan (hereinafter referred to as “Party B”)

Legal representative: Liu Yong

Title: General manager

Address: No.95 Shouyi Mingju, Shouyi Road, Wuchang District

Tel.: 027-88060259

Postal code: 430070

Whereas Party A hereby authorizes Party B to sell Party A’s relevant products in the region designated, the following agreement (hereinafter referred to as “this Agreement”) is made and entered into by and between both parties on the principle of equality and mutual benefits after reaching consensus via negotiation:

I. Requirements for Distributor

1. Independent legal personality qualification and legally registered bicycle store or outdoor equipment store with an area of over 100m2;

2. Agreeing on the operation and management mode of JAKROO brand and looking for joint long-term development;

3. Capable of implementing and abiding by all market policies, coordinating the implementation of all marketing schemes actively and finishing sales objective.

II. Sales Region and Term

1.	Party A hereby authorizes Party B to sell Jakroo mainstream products;

2.	Party A authorizes Party B to sell the products in Wuhan, Hubei Province

3.	The term of agency is as of January 1, 2016 to December 31, 2016;

III. Amount of Products Purchased

Party B shall purchase products which shall cost no lower than RMB 400,000 per year from Party A.

IV. Purchase Price and Sales Price

1.	Party B’s purchase price shall be 56% of the retailing price issued on Party A’s ordering website.

2.	Party B’s retailing sales price shall be subject to the retailing price issued on Party A’s ordering website and may float within the range of 20% based on the actual conditions.

3.	Party B’s group purchasing sales price shall not be lower than 75% of the retailing price issued on Party A’s ordering website, i.e., not lower than 25% discount.

V. Party A’s Rights and Obligations

1.	Party A shall supply goods to Party B in accordance with time and quantity agreed by both parties and ensure the quality of the products supplied meets the relevant national standards;

2.	Party A shall provide Party B with product information, store publicity materials and supporting sales tools on a timely basis;

3.	Party A shall be entitled to adjust and standardize market order by taking required measures;

4.	Party A shall keep Party B’s commercial secrets acquired through dealing with activities confidential.

5.	Should Party B’s trial sales period expire, Party A shall issue relevant information about Party B’s operation site and declare that Party B is the dealer legally authorized by Party A on its website (www.jakroo.com.cn).

6.	Party A shall reserve the right to sell commodities through internet.

VI. Party B’s Rights and Obligations

1.	Party B shall strictly abide relevant national laws, regulations and industrial codes and conduct business according to laws.

2.	Party B is not allowed to sell Party A’s products online in any form.

3.	Party B is not allowed to sell Party A’s products beyond the scope of the distribution regions specified in this Agreement.

4.	Party B may, before displaying and decorating Party A’s products, apply to Party A for display support.

5.	In case of customized service needed, Party B shall enjoy a 20% discount of Party A’s market customization price.

6.	Where Party B organizes medium and large-sized cycling activities, Party B can apply to Party A for in-kind sponsorship by submitting relevant materials. Party A shall, based on the scale of activity, provide in-kind sponsor service accordingly.

7.	Party B shall submit all the publicity materials related to Party A’s products as printed by Party B to Party A for audit and Party B cannot print any of these materials without Party A’s written consent. Party B shall bear the fees of printing the above which shall never violate Chinese laws and regulations. Party B is not allowed to use the intellectual properties legally owned by Party A or any third party without the consent of Party A or relevant obligee, including but not limited to copyright.

8.	Party B shall maintain the image and good reputation of Party A and Party A’s products consciously. In course of selling the products regulated herein, Party B, without the permission of Party A or relevant obligee, is not allowed to use any intellectual property or product design legally owned by Party A or any third party, such as patent, trademark, copyright and domain name;

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9.	Party B shall bear the loss resulting from or caused by its own commercial activities, legal activities and improper operation and management during the whole process of selling the products stated herein;

10.	Party B shall, within ten working days upon receiving goods, examine the goods. In case of goods loss, destruction or inconsistent quality or quantity, Party B shall, within two working days upon the acceptance, send a written notice to Party A. The products supplied by Party A shall be viewed to have met the provisions of this Agreement if Party B fails to organize acceptance or send a written notice to Party A within the time limit above;

11.	Party B, without Party A’s explicit written consent, is not allowed to continue distributing Party A’s products after this Agreement expires or is terminated or this Agreement is rescinded according to the provisions of this agreement.

12.	Party B shall keep confidential for Party A's commercial secrets known through its activities as an agent.

VII. Liabilities for breach of contract

1.	In case of breaching the provisions stated herein (force majeure) seriously, the default party shall pay observant party liquidated damages which shall be RMB 50,000.

2.	Provided that the default party causes losses which are more than the liquidated damages above to the other party, the default party shall also pay the difference between the aforesaid liquidated damages and actual losses, in addition to the liquidated damages stated above.

X. Force Majeure

In case of to the failure to perform the obligations set forth in this Agreement according to the terms and conditions specified by force majeure that can not be predicted, prevented or avoided such as earthquake, typhoon, flood or war, the affected party shall notify the other party via call, fax or telegraph and shall within fifteen days upon the occurrence, provide the detailed materials and other valid documents, which can prove that this Agreement cannot be performed, either wholly or partially or will be delayed, as issued by the local notary organization. Both parties shall, based on the influence of the event on the performance of this Agreement, decide whether to terminate this Agreement, or exempt or postpone the performance of some obligations contained herein.

XI. Modification, Termination and Renewal of this Agreement

1.	Both parties can modify or supplement this Agreement in writing after reaching agreement via negotiation.

2.	Provided that Party B sells Party A’s products online, Party A may stop supplying goods by terminating this Agreement, as the case may be.

3.	Where Party B sells Party A’s products with a price lower than the sales price specified, Party A may stop supplying goods by terminating this Agreement as the case may be.

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4.	Provided that Party B sells Party A’s products beyond the scope of distribution region specified herein, Party A may stop supplying goods by terminating this Agreement, as the case may be.

5.	Provided that Party B has not purchased goods from Party A for consecutive three months or the amount of purchase is less than RMB 5,000 during the validity of this Agreement, this Agreement shall become invalid automatically.

6.	Should any provision contained herein be declared as invalid or non-enforceable, the rest provisions of this Agreement shall remain valid continuously.

7.	This Agreement becomes invalid automatically if Party B fails to pay margin within fifteen days upon the execution of this Agreement.

8.	Where either party breaches any term herein or breaks relevant laws seriously or damages the other party’s interests, the other party shall be entitled to terminate this Agreement in writing in advance. However, the early termination of this Agreement by the other party does not affect the other party from claiming damages against the default party according to the provisions of Article 10 of this Agreement.

9.	As specified in this Agreement, this Agreement shall be terminated automatically after the authorized sales period of Party B expires;

10.	Both parties shall, three months before the expiration of this Agreement, decide whether to renew this Agreement via negotiation; provided that both parties agree to renew this Agreement after reaching an agreement, both parties shall renew this Agreement.

XII. Miscellaneous

1.	Any dispute or claim arising out of or in relation with this Agreement shall be resolved by both parties via friendly negotiation; in case of failure in negotiation, either party can file a lawsuit to the People’s Court at the place of Party A.

2.	For the matters not covered herein, both parties can specify such matter by executing a supplementary agreement via negotiation; the supplementary agreement, if any, shall serve as an indispensable part of this Agreement with the same legal effect;

3.	This Agreement is signed in Chinese and can be translated into other languages. In case of any inconsistency among the versions of different languages, the Chinese version shall prevail.

4.	This Agreement is executed in duplicate with each party holding one with the same legal effect.

5.	This Agreement shall come into effect upon the signature and stamp by both parties.

Party A: RIDER SPORTSFASHION Limited	Party B: Wuchang Longqi Bicycle Operation Department, Wuhan
Representative: Jin Guangwei	Representative: Liu Yong
RIDER SPORTSFASHION Limited (seal)	Wuchang Longqi Bicycle Operation Department, Wuhan (seal)
April 22, 2016	April 22, 2016

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